                                                                     Exhibit T3C





                      WHEELING-PITTSBURGH STEEL CORPORATION

                                       AND

               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

                          SENIOR SECURED NOTES DUE 2010


                              ---------------------

                                    INDENTURE

                         Dated as of [          ], 2003
                                      ----------

                              ---------------------



                              ---------------------

                                 BANK ONE, N.A.

                              ---------------------

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                       Indenture Section
  -----------                                                       -----------------
310     (a)(1) ....................................................    7.10
        (a)(2) ....................................................    7.10
        (a)(3) ....................................................    N.A.
        (a)(4) ....................................................    N.A.
        (a)(5) ....................................................    7.10
        (b)  ......................................................    7.10
        (c)  ......................................................    N.A.
311     (a)  ......................................................    7.11
        (b)  ......................................................    7.11
        (c)  ......................................................    N.A.
312     (a)  ......................................................    2.6
        (b)  ......................................................    11.3
        (c)  ......................................................    11.3
313     (a)  ......................................................    7.6
        (b)(1) ....................................................    7.6; 10.10(b)
        (b)(2) ....................................................    7.6; 7.7; 10.10(b)
        (c)  ......................................................    7.6; 11.2
        (d)  ......................................................    7.6
314     (a)  ......................................................    4.3
        (b)  ......................................................    10.1
        (c)(1) ....................................................    11.4
        (c)(2) ....................................................    11.4
        (c)(3) ....................................................    N.A.
        (d) .......................................................    10.1(c); 10.10(b); 10.11
        (e) .......................................................    11.5
        (f) .......................................................    N.A.
315     (a) .......................................................    7.1
        (b) .......................................................    7.5,11.2
        (c) .......................................................    7.1
        (d) .......................................................    7.1
        (e) .......................................................    6.11
316-- (a)(last sentence) ..........................................    2.11
        (a)(1)(A) .................................................    6.5
        (a).(1.XB) ................................................    6.4
        (a)(2) ....................................................    N.A.
        (b) .......................................................    6.7

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

        (c) .......................................................    N.A
317     (a)(1) ....................................................    6.8
        (a)(2) ....................................................    6.9
        (b) .......................................................    2.5

318     (a) .......................................................    11.1
        (b) .......................................................    N.A.
        (c) .......................................................    11.1

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE...........................................    1
               Section 1.1.  Definitions............................................................    1
               Section 1.2.  Other Definitions......................................................    9
               Section 1.3.  Incorporation by Reference of Trust Indenture Act......................    10
               Section 1.4.  Rules of Construction..................................................    10

ARTICLE II.    THE NOTES............................................................................    10
               Section 2.1.  Form and Dating........................................................    10
               Section 2.2.  Restrictive Legends....................................................    11
               Section 2.3.  Execution and Authentication...........................................    12
               Section 2.4.  Registrar and Paying Agent.............................................    12
               Section 2.5.  Paying Agent to Hold Money in Trust....................................    13
               Section 2.6.  Holder Lists...........................................................    13
               Section 2.7.  Transfer and Exchange..................................................    13
               Section 2.8.  Book-Entry Provisions for Global Notes.................................    14
               Section 2.9.  Replacement Notes......................................................    15
               Section 2.10. Outstanding Notes......................................................    15
               Section 2.11. Treasury Notes.........................................................    16
               Section 2.12. CUSIP Numbers..........................................................    16
               Section 2.13. Temporary Notes........................................................    16
               Section 2.14. Cancellation...........................................................    17
               Section 2.15. Defaulted Interest.....................................................    17

ARTICLE III.   REDEMPTION AND PREPAYMENT............................................................    17
               Section 3.1.  Notices to Trustee.....................................................    17
               Section 3.2.  Selection of Notes to Be Redeemed......................................    17
               Section 3.3.  Notice of Redemption...................................................    18
               Section 3.4.  Effect of Notice of Redemption.........................................    19
               Section 3.5.  Deposit of Redemption Price............................................    19
               Section 3.6.  Notes Redeemed in Part.................................................    19
               Section 3.7.  Optional Redemption....................................................    19

ARTICLE IV.    COVENANTS............................................................................    20
               Section 4.1.  Payment of Notes.......................................................    20
               Section 4.2.  Maintenance of Office or Agency........................................    20
               Section 4.3.  Reports................................................................    21
               Section 4.4.  Compliance Certificate.................................................    21
               Section 4.5.  Taxes..................................................................    22
               Section 4.6.  Stay, Extension and Usury Laws.........................................    22
               Section 4.7.  Transactions with Affiliates...........................................    22
               Section 4.8.  Liens..................................................................    22
               Section 4.9.  Limitation on Indebtedness.............................................    22
               Section 4.10. Subrogation Rights.....................................................    23
               Section 4.11. Limitation on Restrictions on Distributions from Subsidiaries .........    23
               Section 4.12. Restricted Payments ...................................................    24
               Section 4.13. Corporate Existence ...................................................    25
               Section 4.14. Payment for Consent....................................................    25

                                         -ii

ARTICLE V.     SUCCESSORS...........................................................................    25
               Section 5.1.  Merger, Consolidation, or Sale of Assets...............................    25
               Section 5.2.  Successor Corporation Substituted......................................    26

ARTICLE VI.    DEFAULTS AND REMEDIES................................................................    26
               Section 6.1.  Events of Default......................................................    26
               Section 6.2.  Acceleration...........................................................    28
               Section 6.3.  Other Remedies.........................................................    28
               Section 6.4.  Waiver of Past Defaults................................................    29
               Section 6.5.  Control by Majority....................................................    29
               Section 6.6.  Limitation on Suits....................................................    29
               Section 6.7.  Rights of Holders of Notes to Receive Payment..........................    30
               Section 6.8.  Collection Suit by Trustee.............................................    30
               Section 6.9.  Trustee May File Proofs of Claim.......................................    30
               Section 6.10. Trustee May Enforce Claims without Possession of Notes ................    31
               Section 6.11. Priorities.............................................................    31
               Section 6.12. Undertaking for Costs..................................................    32

ARTICLE VII.   TRUSTEE .............................................................................    32
               Section 7.1.  Duties of Trustee......................................................    32
               Section 7.2.  Rights of Trustee......................................................    33
               Section 7.3.  Individual Rights of Trustee...........................................    34
               Section 7.4.  Trustee's Disclaimer...................................................    34
               Section 7.5.  Notice of Defaults.....................................................    34
               Section 7.6.  Reports by Trustee to Holders of the Notes.............................    34
               Section 7.7.  Compensation and Indemnity.............................................    35
               Section 7.8.  Replacement of Trustee.................................................    36
               Section 7.9.  Successor Trustee by Merger. etc. .....................................    37
               Section 7.10.  Eligibility; Disqualification.........................................    37
               Section 7.11.  Preferential Collection of Claims Against Company.....................    37

ARTICLE VIII.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................    37
               Section 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance...............    37
               Section 8.2.  Legal Defeasance and Discharge.........................................    37
               Section 8.3.  Covenant Defeasance....................................................    38
               Section 8.4.  Conditions to Legal or Covenant Defeasance.............................    38
               Section 8.5.  Deposited Money and Government Securities to be Held in Trust; Other
                             Miscellaneous Provisions...............................................    40
               Section 8.6.  Repayment to Company...................................................    40
               Section 8.7.  Reinstatement..........................................................    41

ARTICLE IX.    AMENDMENT, SUPPLEMENT AND WAIVER.....................................................    41
               Section 9.1.  Without Consent of Holders of Notes....................................    41
               Section 9.2.  With Consent of Holders of Notes.......................................    42
               Section 9.3.  Compliance with Trust Indenture Act....................................    43
               Section 9.4.  Revocation and Effect of Consents......................................    43

                                        -iii

               Section 9.5.  Notation on or Exchange of Notes.......................................    44
               Section 9.6.  Trustee to Sign Amendments, etc. ......................................    44

ARTICLE X.     SECURITY & GUARANTEE OF NOTES........................................................    44
               Section 10.1.  Security of Notes.....................................................    44
               Section 10.2.  Subsidiary Guarantee..................................................    45
               Section 10.3.  Execution and Delivery of Subsidiary Guarantee........................    46
               Section 10.4.  Guarantors May Consolidate. etc. on Certain Terms.....................    47
               Section 10.5.  Releases Following Sale of Assets.....................................    48
               Section 10.6.  Limitation on Guarantor Liability.....................................    48
               Section 10.7.  "Trustee" to Include Paying Agent.....................................    49
               Section 10.8.  Priority of Subsidiary Guarantee......................................    49
               Section 10.9.  Rights under the Subsidiary Guarantees................................    49
               Section 10.10. Release of Collateral.................................................    50
               Section 10.11. Certificates of the Company...........................................    50
               Section 10.12. Certificates of the Trustee...........................................    50
               Section 10.13. Authorization of Receipt of Funds by the Trustee Under the Security
                               Documents............................................................    51
               Section 10.14.  Termination of Security Interest.....................................    51

ARTICLE XI.    MISCELLANEOUS........................................................................    51
               Section 11.1.  Trust Indenture Act Controls..........................................    51
               Section 11.2.  Notices...............................................................    51
               Section 11.3.  Communication by Holders of Notes with Other Holders of Notes.........    52
               Section 11.4.  Certificate and Opinion as to Conditions Precedent....................    52
               Section 11.5.  Statements Required in Certificate or Opinion.........................    53
               Section 11.6.  Rules by Trustee and Agents...........................................    53
               Section 11.7.  No Personal Liability of Directors, Officers, Employees and
                               Stockholders.........................................................    53
               Section 11.8.  Governing Law.........................................................    53
               Section 11.9.  No Adverse Interpretation of Other Agreements.........................    54
               Section 11.10. Successors............................................................    54
               Section 11.11. Severability..........................................................    54
               Section 11.12.  Counterpart Originals................................................    54
               Section 11.13.  Table of Contents, Headings, etc. ...................................    54

                                      -iv

                                    EXHIBITS

Exhibit A      Form of Note ........................................................................   A-1
Exhibit B      Form of Subsidiary Guarantee ........................................................   B-1
Exhibit C      Form of Supplemental Indenture.......................................................   C-1
Exhibit D      Affiliate Transactions...............................................................   D-1

         This Indenture, dated as of [__________], 2003, is among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "Company"), the guarantors listed on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors") and Bank One, N.A., a [_________________], as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Secured Notes due 2010 (the "Notes"):

                                   ARTICLE I.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         SECTION 1.1. DEFINITIONS.

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Percentage" means, (a) during the period commencing on the date hereof through the date immediately preceding the fifth anniversary of this Indenture, 50%, and (b) thereafter, 100%.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Ohio.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Expenditure Indebtedness" means Indebtedness incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness is incurred within 180 days of the acquisition or completion of construction of such property or assets.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Collateral" means, collectively, the Fixed Asset Collateral, the Current Asset Collateral and the Joint Venture Interests.

         "Collateral Trustee" means the collateral trustee appointed by the Secured Parties to hold a security interest in the Collateral for the benefit of the Secured Parties.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Current Asset Collateral" shall have the meaning of "Collateral" as provided in the Current Asset Security Agreement.

         "Current Asset Security Agreement" means the Current Asset Security Agreement, of even date herewith, among the Company, the Guarantors, the Collateral Trustee, the Trustee and the representatives of the other Secured Parties, pursuant to which the Company and the Guarantors grant to the Collateral Trustee, for the benefit of the holders of the Notes and certain of the other Secured Parties, a security interest in the Current Asset Collateral.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.4 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "EBITDA" shall mean, with respect to any fiscal period, an amount equal to the sum of (a) consolidated net income of the Company and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of consolidated net income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Total Interest Expense for such period, all as determined in accordance with GAAP.

          Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Excess Cash Flow" shall mean, with respect to the Company and any particular period, an amount equal to (a) EBITDA for such period minus (b) without duplication, the sum of (i) cash payments for all taxes paid during such period, plus (ii) Total Interest Expense for such period, plus (iii) capital expenditures made during such period other than those capital expenditures financed through the Term Loan or Capital Expenditure Indebtedness permitted hereunder, plus (iv) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of the Company or any of its Subsidiaries paid or due and payable during such period, plus (v) any voluntary prepayments of any Indebtedness (other than prepayments pursuant to a revolving credit facility that can be reborrowed) during such period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fixed Asset Collateral" shall have the meaning of "Collateral" as provided in the Fixed Asset Security Agreement.

          "Fixed Asset Security Agreement" means the Security Agreement of even date herewith, among the Company, the Guarantors, the Collateral Trustee, the Trustee and the representatives of the other Secured Parties, pursuant to which the Company and the Guarantors grant to the Collateral Trustee, for the benefit of the holders of the Notes and certain of the other Secured Parties, a security interest in the Fixed Asset Collateral.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Issue Date" means the date on which the Notes are initially issued pursuant to this Indenture.

         "Joint Venture Interests" means, collectively, the Equity Interests of Wheeling-Nisshin and OCC owned by the Company as of the date hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity Date" means [__________], 2010.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Note Obligations" means all Obligations of the Company with respect to the Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OCC" means Ohio Coatings Company, a [________] corporation.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.5 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Permitted Liens" means (a) Liens securing the Note Obligations; (b) Liens securing the Term Loan Agreement; (c) Liens on the Joint Venture Interests in favor of the Secured Parties; (d) Liens securing the Revolving Credit Facility, (e) Liens existing as of the date of this Indenture, (f) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries; (g) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (h) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent in each case incurred in the ordinary course of business, (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company that (1) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (k) Liens securing Permitted Refinancing Indebtedness, provided that the Company was permitted to incur such Liens with respect to the Indebtedness so refinanced; and (l) minor encroachments, encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties all of which do not materially impair the value or utility for its intended purposes of the real property to which they relate or Liens incidental to the conduct of the business of such Person or to the ownership of its properties.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that
(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); and
(b) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Working Capital Indebtedness" means Indebtedness of the Company and its Subsidiaries under the Revolving Credit Facility and under any other agreement, instrument, facility or arrangement that is intended to provide working capital financing or financing for general corporate purposes (including any asset securitization facility involving the sale of accounts receivable); provided that the aggregate outstanding amount of such Indebtedness of the Company and its Subsidiaries, at the time of incurrence, shall not exceed the greater of (a) the sum of (i) 65% of the net aggregate book value of all inventory of the Company and its Subsidiaries at such time and (ii) 85% of the net aggregate book value of all accounts receivable (net of bad debt expense) of the Company and its Subsidiaries at such time and (b) $250 million.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Plan of Reorganization" means the Plan of Reorganization of the Company filed with the Bankruptcy Court on December 20, 2002, as amended by the First Amended Plan of Reorganization filed with the Bankruptcy Court on January [9], 2003, the Second Amended Plan of Reorganization filed with the Bankruptcy Court on May , 2003, and the Third Amended Plan of Reorganization filed with the Bankruptcy Court on May __, 2003.

         "Pledge Agreement" means the Pledge Agreement of even date herewith, among the Company, the Guarantors, the Collateral Trustee, the Trustee and the representatives of the other Secured Parties, pursuant to which the Company pledges to the Collateral Trustee, for the benefit of the holders of the Notes and the other Secured Parties, all of its Joint Venture Interests.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

         "RDL" means [Rio Doce Limited].


         "RDL Agreement" means the Agreement, dated as of [_____], 2003 among the Company, RDL and Itabira Rio Doce Company, Ltd.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Revolving Credit Facility" means the Revolving Credit Agreement, dated as of [___________], 2003, among Company, the lenders party thereto and The Royal Bank of Canada, as administrative agent for such lenders, as the same may be amended, supplemented or otherwise modified including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means the lenders under the Term Loan Agreement, the lenders under the Revolving Credit Facility, the holders of the Notes, the holders of the Series A Notes, and RDL.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means, collectively, the Current Asset Security Agreement, the Fixed Asset Security Agreement and the Pledge Agreement.

         "Series A Indenture" means the Indenture, of even date herewith, under which the Series A Notes are issued, as amended or supplemented from time to time.

         "Series A Notes" means the $40,000,000 in aggregate principal amount of Series A Notes due 2010 issued under the Series A Indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). For the avoidance of doubt, neither Wheeling-Nisshin nor OCC is, as of the date hereof, a Subsidiary of the Company.

         "Subsidiary Guarantees" means the joint and several guarantees of the Company's payment obligations under the Notes issued by all of the Company's present and future Significant Subsidiaries (the "Guarantors").

         "Term Loan Agreement" means the Term Loan Agreement, dated as of [_______], 2003, between the Company, the lenders party thereto and The Royal Bank of Canada, as administrative agent for such lenders, as the same may be amended, supplemented or otherwise modified including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Total Interest Expense" shall mean, for any period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period (excluding amounts paid during such period which were accrued in a prior period), whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capital lease, and including commitment fees, agency fees, facility fees and similar fees or expenses in connection with the borrowing of money.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "U.S. Government Obligations" means direct, fixed-rate obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged, which are not callable and which mature (or may be put to the issuer by the Holder at no less than par) no later than the maturity date of the Notes.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wheeling-Nisshin" means Wheeling-Nisshin, Inc., a Delaware corporation.


         "WPC" means Wheeling Pittsburgh Corporation, the parent of the company.

         SECTION 1.2. OTHER DEFINITIONS.

                                                                      Defined in
      Term                                                              Section
      ----                                                              -------
      "Affiliate Transaction" ........................................    4.9
      "Agent Members" ................................................    2.8
      "Covenant Defeasance" ..........................................    8.3

                                      -10-

      "DTC"...........................................................    2.4
      "Event of Default" .............................................    6.1
      "Global Note" ..................................................    2.1
      "Legal Defeasance" .............................................    8.2
      "Paying Agent" .................................................    2.4
      "Payment Default" ..............................................    6.1
      "Physical Note" ................................................    2.1
      "Registrar" ....................................................    2.4

         SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is as and to the extent required incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.4.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                           (a) a term has the meaning assigned to it;

                           (b) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (c) "or" is not exclusive;

                           (d) words in the singular include the plural, and in
                  the plural include the singular;

                           (e) provisions apply to successive events and
                  transactions; and

                           (f) references to sections of or rules under the
                  Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II.
                                    THE NOTES

         SECTION 2.1. FORM AND DATING.

         (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the

Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) Notes issued in reliance upon 11 U.S.C. Section 1145 which are freely tradable by the Holder thereof after issuance shall be issued as one or more global notes in registered form substantially in the form of Exhibit A, bearing the legend set forth in Section 2.2 (collectively, "Global Notes") or, at the request of such a Holder on or after the date hereof, as certificated notes in registered form substantially in the form set forth on Exhibit A (the "Physical Notes"). The aggregate principal amount of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         (c) The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         (c) Global Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto [(but without including the text referred to in footnotes 1 and 2 thereto)].

         SECTION 2.2. RESTRICTIVE LEGENDS.

         Each Global Note shall bear the following legend on the face thereof:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO WHEELING-PITTSBURGH STEEL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT THEREON IS MADE TO

         CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         SECTION 2.3. EXECUTION AND AUTHENTICATION.

         Two officers shall sign the Notes for the Company by either manual or facsimile signature. The Company's seal shall be reproduced, impressed, affixed or imprinted on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated or at any time thereafter, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.9 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company.

         SECTION 2.4. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in New York, New York where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in New York, New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

         SECTION 2.5. PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent other than the Trustee shall agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company (or any other obligor of the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company after the date hereof, the Trustee shall serve as Paying Agent for the Notes.

         SECTION 2.6. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.7. TRANSFER AND EXCHANGE.

         (a) The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

         (b) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.7 or 8.5 hereof). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.8. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.


         (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.2. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee) or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

         (b) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (c) Global Notes and interests therein may not be exchanged for Physical Notes, whether in whole or in part, unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, (iii) any beneficial owner of interests in a Global Note so requests or (iv) a Default or an Event of Default exists and the Trustee requests the issuance of Physical Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the beneficial owners of their interests in such Global Notes, Physical Notes will be issued to each Person that such direct and indirect participants in the Depositary identify as being the beneficial owner of the related Notes.

         SECTION 2.9. REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its and the Trustee's expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.10. OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.9 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the entire principal of and interest on any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.11. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Subsidiary of the Company or an Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, a Subsidiary of the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate as the case may be.

         SECTION 2.12. CUSIP NUMBERS.

         The Company in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any of such numbers

         SECTION 2.13. TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.14. CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation.

         SECTION 2.15. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE III.
                            REDEMPTION AND PREPAYMENT

         SECTION 3.1. NOTICES TO TRUSTEE.

         If the Company elects or is required to redeem Notes pursuant to the optional or mandatory redemption provisions of Sections 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date,
(c) the principal amount of Notes to be redeemed and (d) the redemption price.

         SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.3. NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP, CINS or ISIN number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the

Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (unless a shorter notice shall have been agreed to by the Trustee in writing).

         SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date and interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

         SECTION 3.6. NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the written order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.7. OPTIONAL REDEMPTION.

         (a) The Company shall have the option to redeem the Notes at any time and from time to time, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date

         (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through Section 3.6 hereof.

                                   ARTICLE IV.
                                    COVENANTS

         SECTION 4.1. PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

         SECTION 4.2. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency in New York, New York (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

         SECTION 4.3. REPORTS.

         (a) Whether or not WPC is required to do so by the rules and regulations of the SEC, WPC will file with the SEC (unless the SEC will not accept such a filing) and, within 15 days of filing, or in the event the SEC will not accept such a filing, the deadline for such filing, the same with the SEC, furnish to the Holders of the Notes (i) all quarterly and annual financial and other information with respect to WPC and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if WPC were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by WPC's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if WPC were required to file such reports. The Company shall at all times comply with TIA Section 314(a).

         (b) For as long as any of the Notes remain outstanding and constitute "restricted securities" under Rule 144 under the Securities Act, WPC shall provide the Trustee and the Holders with any information required to be delivered pursuant to Rule 144 under the Securities Act.

         SECTION 4.4. COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.5. TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.6. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.7. TRANSACTIONS WITH AFFILIATES.

         The Company shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its Collateral to, or except as set forth on Exhibit D, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company.

         SECTION 4.8. LIENS.

         The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of the Joint Venture Interests, or any income or profits therefrom or assign or convey any right to receive income therefrom (except as provided under Permitted Liens).

         SECTION 4.9. LIMITATION ON INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness secured by any of the Collateral.

         Notwithstanding the foregoing, the Company and its Subsidiaries may incur the following (each of which shall be given independent effect):

                  (a) Indebtedness of the Company under the Notes and this Indenture;

                  (b) Permitted Working Capital Indebtedness of the Company and its Subsidiaries;

                  (c) Existing Indebtedness including such Indebtedness contemplated under the Plan of Reorganization;

                  (d) Capital Expenditure Indebtedness, Capital Lease Obligations and purchase money Indebtedness of the Company and its Subsidiaries;

                  (e) Indebtedness of the Company representing guarantees of Indebtedness incurred by one of its Subsidiaries pursuant to, and in compliance with, another provision of this covenant;

                  (f) Indebtedness under the Term Loan Agreement;

                  (g) any Permitted Refinancing Indebtedness representing a replacement, renewal, refinancing or extension of Indebtedness permitted under this covenant;

                  (h) Hedging Obligations; and

                  (i) Indebtedness in respect of the Series A Indenture.

         In the event that the incurrence of any Indebtedness would be permitted hereunder, the Company may designate (in the form of an officer's certificate delivered to the Trustee) the particular provision of this Indenture pursuant to which it is incurring such Indebtedness.

         SECTION 4.10. SUBROGATION RIGHTS.

         The Company hereby covenants not to, directly or indirectly, enter into, incur or permit to exist post-confirmation any agreement or other arrangement that prohibits, restricts or imposes any condition upon the right or ability of the Trustee for the benefit of the Holders becoming subrogated to, or otherwise succeeding to, the status of the beneficiary of the first Lien on the Joint Venture Interests, upon the payment in full of the Indebtedness under the Term Loan Agreement and any Permitted Refinancing Indebtedness in respect thereof.

         SECTION 4.11. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES.

         The Company shall not, and shall not permit any Subsidiary to, create or cause any contractual restriction (except those contained in agreements relating to Indebtedness permitted hereunder) on the right of any Subsidiary to pay dividends in cash or otherwise, or make any other distributions on or in respect of, its Capital Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Subsidiary.

         SECTION 4.12. RESTRICTED PAYMENTS.

         Neither WPC nor the Company shall (a) declare or pay any dividend or make any other payment or distribution on account of WPC's Equity Interests or to the holders of WPC's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of WPC); or (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by WPC, the Company or any Subsidiary of the Company) (all such payments and other actions set forth in clauses (a) and (b) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

         (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (ii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of (A) 50% of the Consolidated Net Income of WPC for the period (taken as one accounting period) commencing [June 30, 2003] to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate Net Cash Proceeds received by WPC and the Company from the issue or sale since the date of this Indenture of Equity Interests of WPC and the Company or of debt securities of the Company that have been converted into such Equity Interests (other than any such Equity Interests or convertible debt securities sold to a Subsidiary of the Company), plus (C) $10 million.

         The foregoing provisions will not prohibit (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of WPC or the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of WPC or the Company;
(c) the repurchase, redemption or other acquisition or retirement for value of any Equity Interest of WPC or the Company held by any employee, director or consultant of WPC, the Company or any of its Subsidiaries upon the death, disability, or termination of employment of such employee, director or consultant or in accordance with the terms of any incentive stock plan; and (d) any distributions by the Company to pay ordinary operating expenses of WPC, including, without limitation, directors' fees, franchise taxes, audit and legal fees, filing fees, indemnity and insurance costs and other ordinary course expenses.

         SECTION 4.13. CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.14. PAYMENT FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation statement documents relating to such consent, waiver or agreement.

                                   ARTICLE V.
                                   SUCCESSORS

         SECTION 5.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) (the "Surviving Person") or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists, and (d) the Company shall deliver, or cause to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, and the new security documents, if any, in respect thereto comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         SECTION 5.2. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

         SECTION 6.1. EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on the Notes, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                  (c) the Company fails to comply with any of the provisions of Sections 4.7 through 4.12 or Article V hereof;

                  (d) the Company fails to observe or perform any other covenant, representation warranty or other agreement in this Indenture or the Notes for 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this

         Indenture, which default (i) is caused by a failure to pay principal at maturity on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default"), or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed by reason of pending appeal or otherwise) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                  (g) the failure of any Guarantor to perform any covenant set forth in its Subsidiary Guarantee or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason, unless, in each such case, such Guarantor and its Subsidiaries have no Indebtedness outstanding at such time or at any time thereafter;

                  (h) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of
                  it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they become
                  due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its
                  Significant Subsidiaries in an involuntary case;

                           (ii) appoints a Custodian of the Company or any of
                  its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                           (iii) orders the liquidation of the Company or any of
                  its Significant Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                  (j) the Subsidiary Guarantees provided by the Guarantors that individually or in the aggregate would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees) or Guarantors that would individually or in the aggregate constitute a Significant Subsidiary deny or disaffirm their obligations under their Subsidiary Guarantees (other than by reason of the release of a Guarantor in accordance with the terms of this Indenture);

                  (k) (A) any material Lien(s) created by the Security Documents cease(s) to constitute valid and perfected Lien(s) on, and security interest in, the Collateral (other than in accordance with the terms of the Security Documents or this Indenture) in favor of the Collateral Trustee for the benefit of the Holders (and the other Secured Parties), free and clear of all other Liens (other than Permitted Liens), or (B) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in all material respects (other than in accordance with their terms and this Indenture), if, in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company.

         SECTION 6.2. ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section
6.1 hereof occurs all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

         SECTION 6.3. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the

Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.4. WAIVER OF PAST DEFAULTS.

         Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.2. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.5. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in Personal liability.

         SECTION 6.6. LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         SECTION 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.


         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM.


         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

         SECTION 6.11. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

      SECTION 6.12. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.
                                     TRUSTEE

      SECTION 7.1. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      SECTION 7.2. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

      SECTION 7.4. TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

      SECTION 7.5. NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs.

      SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each [___] 15 beginning with the [____] 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sections 313(b)(1) and 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

      SECTION 7.7. COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

      SECTION 7.8. REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property;

      or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section

7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

      SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA
Section 310(b).

      SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, exercise its rights under either Section 8.2 or 8.3 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

      SECTION 8.2. LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Guarantee, on the date the conditions set forth in Section 8.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Guarantee (which in each case shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.4, 2.7, 2.8, 2.9, 2.13 and 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

      SECTION 8.3. COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Article 4 (other than those in Sections 4.1, 4.2, 4.6 and 4.13) and Section 5.1 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

      SECTION 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
      Article 8 concurrently with such incurrence or within 30 days thereof);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the

      Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      SECTION 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.6. REPAYMENT TO COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on any Note and remaining unclaimed for two years after such principal, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying

Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 8.7. REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER

      SECTION 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES.

      Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

            (e) to comply with Section 10.2 hereof; or

            (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company and the Guarantors accompanied by resolutions of the Boards of Directors of the Company and the Guarantors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.2. WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided below in this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, and consent to amendments or supplements to the Security Documents and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Company and the Guarantors accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes;

            (c) reduce the rate of or change the time for payment of interest on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes (except as permitted in clause (g) below);

            (g) waive a redemption payment with respect to any Note; or

            (h) make any change in the foregoing amendment and waiver provisions.

      SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

      SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X.
                          SECURITY & GUARANTEE OF NOTES

      SECTION 10.1. SECURITY OF NOTES.

      (a) The Company and each of the Guarantors shall concurrently with entering into this Indenture enter into the Security Documents with the Collateral Trustee pursuant to which the Company and each of the Guarantors grants to the Collateral Trustee, for the benefit of the Holders, (i) a perfected fourth priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the Fixed Asset Collateral and all of the Current Asset Collateral of the Company or such Guarantor, whether now owned or hereafter acquired, junior only to liens securing the obligations under the Term Loan Agreement, the Revolving Credit Facility and the RDL Agreement and Permitted Refinancing Indebtedness thereof, and (ii) a perfected fifth priority security interest (subject only to the Permitted Liens entitled to priority under applicable law) in all of the Joint Venture Interests owned by the Company, whether now owned or hereafter acquired, junior only to the liens securing the obligations under the Term Loan Agreement, the Revolving Credit Facility, the Series A Indenture and the RDL Agreement and Permitted Refinancing Indebtedness thereof, in each case to secure the Company's and the Guarantors' obligations to pay the principal of (and premium, if any) and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture and all other obligations of the Company thereunder.

      (b) The Company shall furnish to the Trustee Opinions of Counsel as required by the Trust Indenture Act with respect to indentures that are secured by the mortgage or pledge of property, including Opinions of Counsel required pursuant to Sections 314(b)(1) and 314(b)(2) of the TIA.

      (c) The Company and the Guarantors shall otherwise comply with the provisions of Section 314(d) of the TIA.

      (d) Each Holder, by its acceptance of the Notes, agrees to all of the terms and conditions of the Security Documents, and authorizes and directs the Trustee to instruct the Collateral Trustee to enter into and perform its respective obligations, and exercise its respective rights under, the Security Documents in accordance therewith.

      SECTION 10.2. SUBSIDIARY GUARANTEE.

      Subject to Section 10.5 hereof, the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that:
(a) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal (to the extent permitted by law), interest on any interest, if any, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian,

Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

      SECTION 10.3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

      To evidence its Subsidiary Guarantee set forth in Section 10.1 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B hereto shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

      After the date of this Indenture, if the Company or any or its Subsidiaries shall acquire or create a Subsidiary, then the Company shall cause such Subsidiary to execute a Subsidiary Guarantee substantially in the form of Exhibit B. Such Subsidiary Guarantee shall be accompanied by a supplemental indenture substantially in the form of Exhibit C, along with such other opinions, certificates and documents required under this Indenture.

      The Company shall deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that (A) such supplemental indenture, security documents (if applicable) and Subsidiary Guarantee have been duly authorized, executed and delivered by such Subsidiary and (B) such supplemental indenture, security documents (if applicable) and Subsidiary Guarantee constitute legal, valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions and carve-outs applicable to other similar opinions.

      Each Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

      SECTION 10.4. GUARANTORS MAY CONSOLIDATE. ETC. ON CERTAIN TERMS.

            (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

            (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell all or substantially all of its assets to, another corporation, Person or entity whether or not affiliated with such Guarantor unless, other than with respect to a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company, (i) subject to the provisions of
      Section 10.4 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture substantially in the form of Exhibit C hereto, under the Subsidiary Guarantee of such Guarantor and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

            (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit C hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      SECTION 10.5. RELEASES FOLLOWING SALE OF ASSETS.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, if any, and interest on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

      SECTION 10.6. LIMITATION ON GUARANTOR LIABILITY.

      For purposes hereof, each Guarantor's liability shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Notes and this Indenture, and (b) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy
Law), or (ii) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee was entered into; provided, however, that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (b) above. Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

      SECTION 10.7. "TRUSTEE" TO INCLUDE PAYING AGENT.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

      SECTION 10.8. PRIORITY OF SUBSIDIARY GUARANTEE.

      The Subsidiary Guarantees rank pari passu in right of payment with all existing and future senior indebtedness of the Guarantors, including the obligations of the Guarantors under the Revolving Credit Facility and any successor credit facility. For purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including this Article 10.

      SECTION 10.9. RIGHTS UNDER THE SUBSIDIARY GUARANTEES.

            (a) Until payment in full of the Notes, no payment by any Guarantor pursuant to the provisions hereof shall entitle such Guarantor to any payment out of the Collateral or give rise to any claim of the Guarantors against the Trustee or any Holder.

            (b) Each Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on its Subsidiary Guarantee.

            (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) that any Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Guarantor.

            (d) Each Guarantor shall pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Subsidiary Guarantees or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

      SECTION 10.10. RELEASE OF COLLATERAL.

            (a) Each Holder, by its acceptance of the Notes, agrees that the Collateral Trustee may release Collateral from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents.

            (b) To the extent applicable, the Company shall cause Section 313(b) of the TIA relating to reports and Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest created by the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest created by the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Trustee in the exercise of reasonable care.

      SECTION 10.11. CERTIFICATES OF THE COMPANY.

      If the Company or any Guarantor desires release of any Collateral, the Company shall furnish to the Trustee and the Collateral Trustee, prior to each such proposed release of Collateral pursuant to the Security Documents, (i) all documents required by Section 314(d) of the TIA, and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinions of Counsel.

      SECTION 10.12. CERTIFICATES OF THE TRUSTEE.

      If the Company or any Guarantor desires to release Collateral in accordance with the Security Documents and has delivered or caused to be delivered the certificates and documents required by the Security Documents and Sections 10.10 and 10.11 hereof, the Trustee shall, upon receipt of such documentation and based on the Opinion of Counsel delivered pursuant to Section 10.1(b), deliver a certificate to the Collateral Trustee confirming receipt of such documentation and Opinion of Counsel; provided, however, that so long as the Trustee is the Collateral Trustee, the requirement that the Trustee deliver a certificate to the Collateral Trustee shall not be applicable.

      SECTION 10.13. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

      The Trustee is authorized to receive any funds for the benefit of the Holders and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

      SECTION 10.14. TERMINATION OF SECURITY INTEREST.

      If the Trustee is not the Collateral Trustee, upon the cash payment in full of all obligations of the Company and the Guarantors under this Indenture, the Notes and the Subsidiary Guarantees, or upon defeasance in accordance with this Indenture, the Trustee shall, at the request of the Company deliver a certificate to the Collateral Trustee stating that such obligations have been paid in full, and instruct the Collateral Trustee to release the Liens securing the obligations of the Company hereunder pursuant to this Indenture and the Security Documents.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      SECTION 11.1. TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

      SECTION 11.2. NOTICES.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company or the Guarantors:

      Wheeling-Pittsburgh Steel Corporation
      1134 Market Street
      Wheeling, West Virginia 26003
      Telecopier No.: (305) 234-2261
      Attention: Chief Financial Officer

      With copies to:

      Bingham McCutchen LLP
      150 Federal Street
      Boston, Massachusetts  02110
      Telecopier No.: (617) 951-8736
      Attention: Amy L. Kyle, Esq.

      If to the Trustee:

      Bank One, N.A.
      [____________]

      Telecopier No.: [__________]
      Attention: [________]

      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if Personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      SECTION 11.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

      SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

      SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

      SECTION 11.6. RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      SECTION 11.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      SECTION 11.8. GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

         SECTION 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.10. SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.11. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [SIGNATURES ON FOLLOWING PAGES]

                                   SIGNATURES

Dated as of [________], 2003

                                      WHEELING-PITTSBURGH STEEL CORPORATION

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                         [Insert Subsidiaries]

Dated as of [__________], 2003          BANK ONE, N.A., as trustee



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                    Exhibit A
                                 (Face of Note)
                          Senior Secured Notes due 2010

No.                                                             $
                                                                 ---------------
                                                            CUSIP NO.

                      WHEELING-PITTSBURGH STEEL CORPORATION

promises to pay to [_____________] or its registered assigns, the principal sum of ____________ Dollars ($_____________) on ___________, 2010.



         Interest Payment Dates: [_______] 15 and [_________]

         Record Date: [_______] 1

         Trustee: Bank One, N.A.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Note is issued pursuant to, and subject to the terms of, the Indenture, dated as of ________, 2003, among the Company, the Trustee and the Guarantors signatory thereto. The Guarantors that are parties to the Indenture, and their successors under the Indenture, have jointly and severally, fully and unconditionally, guaranteed the payment of principal of, premium, if any, and interest on the Notes.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by a duly authorized officer.

                                      WHEELING-PITTSBURGH STEEL
                                      CORPORATION

                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                                      Dated:_____ __, 2003

This is one of the Senior Secured Notes due 2010 described in the within-mentioned Indenture.

         Date:

         BANK ONE, N.A., as Trustee

         By:
            ----------------------------------
                  Authorized Signatory

                             (Reverse Side of Note)
    Wheeling-Pittsburgh Steel Corporation Senior Secured Notes due 2010 (the
                                    "Notes")


         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1/)

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO WHEELING-PITTSBURGH STEEL CORPORATION OR ITS AGENT FOR REGISTRATION OF

----------------------------

     (1/) This paragraph should be included only if the Note is issued in global form.

         TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT THEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         1. Principal and Interest.

         (a) Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "Company"), promises to pay the principal of this Note on the Maturity Date.

         (b) The Company promises to pay interest on the principal amount of this Note (including interest on the PIK Interest (as hereinafter defined)) at the Current Interest Rate. The Company will pay interest semi-annually on the[_______] th day of each [______] and [______] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance (each an "Interest Period"). Interest on the Notes shall be payable in cash on each Interest Payment Date from Excess Cash Flow of the Company during such Interest Period, provided, however, that (i) to the extent any "event of default" has occurred and is continuing under the Term Loan Agreement, the Revolving Credit Facility and/or the Series A Notes, or would result after giving effect to such interest payment, such interest payment shall be payable as follows: (A) interest in an amount equal to the Minimum Amount shall be payable in cash, and (B) interest at a rate per annum equal to the PIK Interest Rate on the PIK Principal Amount shall be payable as payment-in-kind interest ("PIK Interest"), (ii) to the extent the amount of Excess Cash Flow of the Company during such

Interest Period on or prior to the Interest Payment Date (the "Available Amount") is insufficient to cover any such interest payment, such interest payment shall be payable as follows: (A) interest at a rate per annum equal to the Current Interest Rate on the Cash Pay Principal Amount shall be payable in cash, and (B) interest at a rate per annum equal to the PIK Interest Rate on the PIK Principal Amount, shall be payable as PIK Interest, and (iii) the Company shall not be permitted to make cash interest payments in any Interest Period in excess of the Minimum Amount in the event that interest on the Series A Notes has not been paid in full in cash for the corresponding Interest Period. The amount of any such PIK Interest shall be paid through the capitalization of such PIK Interest and shall be recorded through an appropriate notation on the record attached hereto as Schedule II and made a part hereof reflecting the accrual of such PIK Interest on or promptly following each Interest Payment Date, the Company shall deliver a copy of Schedule II to this Note to the Holder of this Note.

         For purposes of the calculations contained herein, the terms set forth below shall have the following meanings:

         "Cash Pay Principal Amount" shall mean an amount equal to (a) the greater of (i) the Available Amount, and (ii) the Minimum Amount, divided by (b) the Current Interest Rate, multiplied by 2.

         "Current Interest Rate" shall mean the rate of 6% per annum.

         "Minimum Amount" shall mean an amount equal to the Principal Amount multiplied by 2.00%.

         PIK Principal Amount" shall mean an amount equal to the Principal Amount minus Cash Pay Principal Amount.

          "PIK Interest Rate" shall mean the rate of 8% per annum.

         "Principal Amount" shall mean the entire principal amount of the Notes outstanding at any time.

         (c) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the interest rate then in effect on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. All Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [_______] 1 or [________] 1 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.15 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest, and premium, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, [____________], the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of _________ __, 2003 ("Indenture") among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb)
(the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company limited to $20,000,000 aggregate principal amount, plus PIK Interest thereon, if any. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         5. Optional Redemption. The Company shall have the option to redeem the Notes at any time and from time to time, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

         6. Mandatory Redemption.

                  (a) Except as set forth in this Section 6 and in the Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  (b) For each semi-annual interest period of the Company ending after the date hereof, the Company shall make a mandatory redemption payment in respect of the principal amount of the Notes in an amount equal to Excess Cash Flow for such interest period of the Company, each such mandatory redemption payment to be due [_____] days after the end of each such interest period.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes during a period of 15 days before the day of mailing a notice of redemption of Notes selected for redemption under
Section 3.3 of the Indenture and ending at the close of business on the day of such mailing or during the period between a record date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         11. Defaults and Remedies. Events of Default include: (a) default for 30 days in the payment when due of interest on the Notes; (b) default in payment when due of the principal of the Notes; (c) failure by the Company to comply with Sections 4.7 through 4.12 and Article V of the Indenture; (d) failure by the Company for 30 days after notice to comply with any covenant, representation or warranty or other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default"), or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates [$10.0] million or more; (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of [$10.0] million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason, unless, in each such case, such Guarantor and its Subsidiaries have no Indebtedness outstanding at such time or at any time thereafter; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (i) the Subsidiary Guarantees provided by the Guarantors that would constitute a Significant Subsidiary cease to be in full force and effect of such Guarantors deny or disaffirm their obligations under their Subsidiary Guarantees; and (j) (A) the Liens(s) created by the Security Agreement cease(s) to constitute valid and perfected Lien(s) on and security interests in the Collateral or (B) the Security Agreement shall be terminated or cease to be in full force and effect if, in either case, such default continues for 30 days after notice or the enforceability thereof shall be contested by the Company or any Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. Defeasance. The Notes are subject to defeasance upon the terms and conditions specified in the Indenture.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations-or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18. Guarantee. This Note is guaranteed by certain Subsidiaries of the Company pursuant to Article 10 of the Indenture.

         19. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Wheeling-Pittsburgh Steel Corporation
                           1134 Market Street
                           Wheeling, West Virginia 26003
                           Telecopier No.: (304) 234-2261
                           Attention: Chief Financial Officer

                                 Assignment Form

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I. D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_________________________

                                          Your Signature:_______________________
                                 (Sign exactly as your name appears on the face of this Note)

                                          Signature Guarantee:

                                   SCHEDULE I

                       SCHEDULE OF EXCHANGES OF NOTES(2/)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN
MADE:

Date of     Amount of        Amount of         Principal        Signature of
Exchange    decrease in      increase in       Amount of        authorized
            Principal        Principal         this Global      officer of
            Amount of this   Amount of this    Note             Trustee or Note
            Global Note      Global Note,      following        Custodian
                                               such decrease
                                               (or increase)

-------------------------

         (2/) This should be included only if the Note is issued in global form.

                                   SCHEDULE II

                            SCHEDULE OF PIK INTEREST

THE FOLLOWING AMOUNTS OF PIK INTEREST HAVE BEEN CAPITALIZED:

                                                   Signature of Authorized
                                                   Officer of Trustee or Note
    Date             Amount of PIK Interest        Custodian